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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 24/Amendment No. 216 to Registration Statement Nos. 333-96785/811-08306 on Form N-4 of our report dated March 31, 2010, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of First MetLife Investors Variable Annuity Account One, our report dated April 14, 2010, relating to the financial statements of First MetLife Investors Insurance Company (the "Company") (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to changes in the Company's method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009, its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and its method of accounting for income taxes as required by accounting guidance adopted on January 1, 2007), and our report dated April 7, 2010, relating to the consolidated financial statements of General American Life Insurance Company and subsidiaries (the "Guarantor") (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to changes in the Guarantor's method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009, its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and its method of accounting for deferred acquisition costs and for income taxes as required by accounting guidance adopted on January 1, 2007), all appearing in the Statement of Additional Information in Post-Effective Amendment No. 23/Amendment No. 206 to Registration Statement Nos. 333-96785/811-08306 of First MetLife Investors Variable Annuity Account One, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, also in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
June 15, 2010